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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Western Beef, Inc.


     We hereby consent to the incorporation by reference in the respective Registration Statement on Form S-8 (No. 33-80379) of our report dated February 29, 1996, relating to the consolidated financial statements and schedule of Western Beef, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 29, 1995.




BDO SEIDMAN, LLP

New York, New York
March 22, 1996